ASSET PURCHASE AGREEMENT	Exhibit 99.1

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into as of October 7, 2003, by and between Mateo Express, Inc., a New York corporation (Purchaser”), Mundo Express of NY, Ltd., a New York corporation (“Seller”) and Talk Visual Corporation, a Nevada corporation (the “Stockholder”).

PRELIMINARY STATEMENTS

WHEREAS, Seller is engaged in the business of money transfers by wire and related activities and owns certain of the assets associated with that business at eight locations in the states of New York and New Jersey (the “Business”).

WHEREAS, Purchaser wishes to purchase from Seller, and Seller desires to sell and convey to Purchaser, certain of the assets of Seller relating to the Business, presently situate at the locations set forth in Exhibit “A” attached hereto and by this reference made a part hereof, subject to the terms and conditions contained in this Agreement (collectively, the “Locations”).

WHEREAS, Stockholder is the owner of all (100%) of the outstanding capital stock of Seller and, in order to induce Purchaser to enter into this Agreement and complete the transactions described in it, and in consideration of those actions to be undertaken by Purchaser as described herein, Stockholder desires to make certain representations and warranties and give certain assurances to Purchaser, as described in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing preliminary statements are true and correct and further agree as follows:

AGREEMENT

1. Transfer and Assignment of Assets.

1.1 On the Closing Date (as defined herein), and upon the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser, those assets, properties and rights of Seller relating to the Business, as the same shall exist and wherever located on the Closing Date (as defined herein), all as described on Exhibit “B” attached hereto and by this reference made a part hereof (collectively, the “Purchased Assets”), free and clear of any and expressly excluding all debts, liabilities, obligations, taxes, liens, judgments, claims and encumbrances of any nature, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against in the balance sheets, books of account or records of Seller, and Seller shall evidence such transaction by executing and delivering to Purchaser all deeds, bills of sale and assignment or transfer forms or other documents or instruments of assignment, transfer or conveyance (collectively, the “Conveyance Documents”) as Seller and Purchaser shall reasonably deem necessary or appropriate to vest in Purchaser good, valid and marketable title to the Purchased Assets.

1.2 Notwithstanding anything contained in this Agreement to the contrary, there shall be specifically excluded from the assets, properties, rights and business to be transferred to Purchaser under this Agreement the following assets (the “Excluded Assets”):

(i) the corporate seal, minute books, charter documents, stock records, books of account, records relating to the employment of persons in connection with the Business, tax records and other books and records of the Seller, provided that the Purchaser and its authorized agents shall have reasonable access during normal business hours to review and make copies of such books and records as the Purchaser shall desire before and after the Closing;

(ii) cash on hand and in bank accounts;

(iii) all accounts receivable and all accounts payable of the Business;

(iv) all rights and obligations of the Seller under contracts, agreements, leases or other arrangements, whether written or oral, to which the Seller is a party or by which it is bound, including, without limitation, Seller’s month-to-month and tenancies and the leases entered into for the business premises at each of the Locations;

(v) all claims of the Seller against third parties in respect of unliquidated rights under insurance policies, vendors’ warranties, guarantees or other obligations to or rights granted in favor of third parties; and

(vi) all occupational and related business licenses used by Seller to transact the Business.

2. Liabilities. In connection with the transactions contemplated hereby, the Purchaser shall not assume or in any way be liable or responsible for any of the liabilities or obligations of Seller, whether or not relating to the Business, including, without limitation, liabilities or obligations relating to:

(i) any Excluded Assets;

(ii) the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, any tax liability required to be paid in respect of or as a result of the conveyance of the Purchased Assets to the Purchaser;

(iii) any claims or liabilities (regardless of when asserted) arising out of, or in connection with, any breach, violation or failure to perform any of the representations, warranties, covenants and agreements contained in this Agreement;

(iv) any liability or obligation of the Seller for federal, state, county or local taxes, including without limitation, any income, excise, sales, use, gross receipts, franchise, employment, payroll or property tax of any sort, or any interest or penalties thereon;

(v) violations or alleged violations of environmental laws or regulations, whether known or unknown, for events occurring, actions taken or the failure to take action, or conditions existing on or prior to the Closing Date;

(vi) any claims or liabilities (regardless of when asserted) arising out of or in connection with any liquidation or dissolution of the Seller, including any claims or liabilities arising out of or in connection with any applicable federal, state, county or local bulk sales laws; and

(vii) any contracts, agreements, debts, judgments, or similar obligations of the Seller including, without limitation, Seller’s tenancies for its premises for the Business, except as otherwise agreed by the parties in writing.

3. Purchase Price. Upon the terms and subject to the conditions of this Agreement, the parties agree that the purchase price for the Purchased Assets shall be $210,000.00 (the “Purchase Price”) payable in cash by wire transfer of immediately available funds or cashier’s check. The Purchase Price shall be allocated as set forth in Schedule 3 attached hereto and by this reference made a part hereof.

4. The Closing.

4.1 The Closing (the “Closing”) of the purchase and sale of the Purchased Assets shall be held on or before August 1, 2003 (the “Closing Date”), at a date, place and time to be mutually agreed by the parties, unless the parties mutually agree in writing to extend the Closing Date, or unless extended by other provisions of this Agreement.

4.2 At the Closing, Seller shall deliver to Purchaser such documents as may be necessary or appropriate to carry out the intent of this Agreement and sufficient to sell, convey, transfer, assign and deliver to Purchaser all right, title and interests of Seller in and to the Purchased Assets, including, but not limited to:

(a) A Bill of Sale in the form of Exhibit C attached hereto and by this reference made a part hereof, together with the originals of those assets enumerated therein;

(b) An Assignment of Miscellaneous Property, duly executed and acknowledged by Seller, in the form of Exhibit D attached hereto and by this reference made a part hereof, providing for the assignment of those assets enumerated in Section 1(a)(ii) through 1(a)(vi) of this Agreement, together with the originals of those assets enumerated therein;

(c) An Affidavit of Seller in the form of Exhibit E attached hereto and by this reference made a part hereof;

(d) Certificates of Good Standing of Seller and Stockholder, together with appropriate corporate resolutions of the Board of Directors of Seller and Stockholder, approved by the Shareholders of Stockholder and Seller, authorizing the execution of this Agreement and the subject sale contemplated by it; and

(e) The originals of no less than five (5) leases and no more than three (3) sublease (duly executed by the fee simple owner or landlord of each respective property and witnessed and notarized, containing terms and conditions, and otherwise in form and substance, acceptable to Purchaser) for the lease to Purchaser of the real property at each of the Locations, the terms and conditions of which Leases shall in all respects be in form and substance reasonably acceptable to Purchaser in its absolute discretion (collectively, the “Leases”).

(f) Such other documents as may reasonably be requested by Purchaser or its counsel in order to effectuate the provisions of this Agreement.

4.3 At the Closing, Purchaser shall deliver to Seller such documents as may be reasonably requested by Seller in order to consummate the transactions contemplated by this Agreement.

4.4 At the Closing, Purchaser shall deliver to Seller the Purchase Price pursuant and subject to the terms and conditions of this Agreement.

4.5 [Intentionally deleted].

4.6 At or subsequent to the Closing, the parties shall execute and deliver any other instruments and take any actions, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby. The provisions of this Section 4.6 shall survive the closing of the transaction contemplated by this Agreement.

5. Representations and Warranties of Seller and Stockholder. In order to induce Purchaser to enter into this Agreement and purchase the Purchased Assets, Seller and Stockholder, jointly and severally, make the following representations and warranties to Purchaser, each of which representations and warranties shall be true and correct as of the Closing Date and is true on the date hereof:

5.1 Seller and Stockholder have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and Stockholder, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate and governmental action, and no further authorization, approval or consent is required in connection therewith. This Agreement has been duly executed by, and constitutes the legal, valid and binding obligation of, Seller and Stockholder, enforceable against Seller and Stockholder in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby requires the approval or consent of any third party.

5.2 Seller is the only legal, record and beneficial owner of the Purchased Assets. The Purchased Assets are free and clear of all liens, pledges, security interests, encumbrances or restrictions of any kind. Upon the conveyance of the Purchased Assets, Purchaser will be vested with legal and valid title to the Purchased Assets, free and clear of all liens, pledges, security interests, encumbrances or restrictions of any kind.

5.3 The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement do not and will not conflict with, or constitute or, with or without the giving of notice or the passage of time or both, result in a breach, default or violation of (i) the Articles of Incorporation or Bylaws of Seller or Stockholder; (ii) any law, ordinance, regulation or rule applicable to Seller or Stockholder; (iii) any order, judgment, injunction or other decree by which Seller or Stockholder is bound; (iv) any written or oral contract, agreement, or commitment to which Seller or Stockholder is a party; or (v) require any consent, approval or waiver under, or result in the imposition of any lien or other encumbrance upon any property or assets of the Seller or Stockholder under, any indenture, mortgage, note, agreement, lease, license or other instrument to which the Seller or Stockholder is a party or by which any of the properties or assets of the Seller are bound, nor will such execution, delivery and performance result in the creation of any lien or encumbrance upon the Purchased Assets.

5.4 Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, has all requisite corporate power and authority to lease and operate its business premises and to carry on its business as presently conducted in New York and New Jersey. Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to operate and carry on its business as presently conducted in New York, New Jersey and Florida.

5.5 There is no authorization, consent or approval of, or notice to or filing with, any third party, including any federal, state or local authority, bureau, agency, person or entity or other government authority, required to be obtained or given or waiting period required to expire as a condition to the lawful consummation by Seller and Purchaser (including under the bulk sales laws, if any, of the States of New York and New Jersey) of the sale of the Purchased Assets pursuant to this Agreement.

5.6 There is no action, suit, proceeding or investigation pending, threatened against or relating to Seller, Stockholder or the Purchased Assets before any court, governmental authority or arbitrator, nor are there any facts or circumstances known to Seller or Stockholder creating a reasonable basis for the institution of any such action, suit, proceeding or investigation, which could have an adverse effect on the Purchased Assets or Purchaser’s ownership thereof or on Seller’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Seller is not subject to any outstanding judgment, order, writ, injunction or decree of any court or administrative or governmental body which would in any way restrict Seller’s ability to sell the Purchased Assets and perform its other obligations under this Agreement or which would affect Purchaser’s acquisition, ownership or operation of the Purchased Assets.

5.7 All authorizations, consents, approvals, licenses and permits required under applicable law or regulation for the ownership or operation of the Purchased Assets or necessary for the conduct of the Business as presently conducted are set forth on Schedule 5.7 attached hereto and by this reference made a part hereof. All such authorizations, consents, approvals, licenses and permits have been duly issued or obtained and are in full force and effect and, except as otherwise set forth in Schedule 5.7, Seller and Stockholder are in compliance with all of the terms thereof.

5.8 Seller has complied in all material respects with all laws, rules and regulations applicable to the Business or the Purchased Assets and neither Seller nor Stockholder has received any notice from any governmental authority asserting that it has violated any such laws, rules or regulations or threatening to revoke any license, permit or other authorization relating to the conduct of the Business or to the Purchased Assets.

5.9 Seller has timely filed all federal, state, local and other tax returns, including tangible and intangible property and personal property taxes, required to be filed by it and has paid all amounts shown to be due on such filed returns, and has furnished Purchaser with copies of such returns for the Seller’s latest fiscal year. Seller is not a party to any action or proceeding for the assessment or collection of taxes. After the Closing, Purchaser will not incur any liability or expense by virtue of assessments for taxes relating to the Purchased Assets for any period prior to the Closing or relating to the Business.

5.10 No representation or warranty of Seller or Stockholder herein and no information disclosed by Seller or Stockholder to Purchaser in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. Except as otherwise disclosed in this Agreement or the Schedules or the Exhibits attached to this Agreement, there is no fact or information presently known to Seller or Stockholder, or which would, on reasonably inquiry, be known to either of them, that may materially adversely affect the financial, operating or other condition of the Purchased Assets.

5.11 All of the personal property described in the UCC financing statements described in Schedule 5.11 attached hereto and by this reference made a part hereof is owned and used by Stockholder in the usual course of its business and none of such personal property is included in the Purchased Assets to be conveyed hereunder.

6. Purchaser’s Representations and Warranties. In order to induce Seller to enter into this Agreement and sell the Purchased Assets, Purchaser makes the following representations and warranties to Seller, which representations and warranties shall be true and correct as of the Closing Date as well as the date hereof:

6.1 Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate and governmental action, and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any third party.

6.2 The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement will not conflict with, or constitute or result in a breach, default or violation of (i) the Articles of Incorporation or Bylaws of Purchaser; (ii) any law, ordinance, regulation or rule applicable to Purchaser; (iii) any order, judgment, injunction or other decree by which Purchaser is bound; or (iv) any written or oral contract, agreement, or commitment to which Purchaser is a party; nor will such execution, delivery and performance result in the creation of any lien or encumbrance upon the Purchased Assets.

6.3 There is no authorization, consent or approval of any third party, including any federal, state or local authority, bureau, agency, person or entity or other government authority, required to be obtained as a condition to the lawful consummation by Purchaser of the acquisition of the Purchased Assets required to this Agreement.

6.4 No representation or warranty of Purchaser herein and no information disclosed by Purchaser to Seller or Stockholder in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

7. Certain Covenants of the Parties. Each of Seller and Purchaser hereby covenant to and agree with one another as follows:

7.1 The parties will use their best efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, and to obtain the satisfaction of the conditions specified in this Agreement, as shall be required in order to enable the parties to effect the transactions contemplated by this Agreement.

7.2 (a) Unless and until the Closing is consummated, Purchaser or Seller, as the case may be (the “Recipient”), will keep confidential any information which has been furnished to it by or on behalf of Seller or Purchaser, as the case may be (the “Provider”), in connection with the transactions contemplated by this Agreement (the “Confidential Information”), and shall use the Confidential Information solely in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, the Recipient will return the Confidential Information to the Provider and either destroy any writings prepared by or on behalf of the Recipient based on the Confidential Information or deliver such writings to the Provider. The Confidential Information does not include information which (i) is or becomes (but only when it becomes) generally available to the public other than as a result of disclosure in violation of this Section, or (ii) is or becomes (but only when it becomes) available to the Recipient on a non-confidential basis from a source other than the Provider, or any of its agents or advisors or employees, provided that such source is not bound by a confidentiality agreement with the Provider in respect thereof.

(b) The Recipient may disclose the Confidential Information to any of its directors, officers, employees, agents, advisors and, in the case of Purchaser, its prospective lenders and equity participants who need to know the Confidential Information in connection with the transactions contemplated by this Agreement; provided that, prior to making such disclosure, the Recipient shall inform all such persons and entities of the confidential nature of the Confidential Information and such persons and entities shall agree, for the benefit of the Provider, to be bound by the terms and conditions of this Section. In any event, the Recipient will be responsible for damages incurred by the Provider arising from any breach of this Section by any person or entity to whom the Confidential Information shall have been furnished. The Recipient may disclose the Confidential Information if required by legal process or by operation of applicable law (but only to the extent so required), provided that the Recipient shall first promptly notify the Provider thereof so that the Provider may seek an appropriate protective order and/or waive compliance by the Recipient with the provisions of this Section.

7.3 [Intentionally deleted].

8. Conditions to Purchaser’s Obligations. Notwithstanding anything contained in this Agreement to the contrary, the obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to and specifically conditioned and contingent upon the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Purchaser may waive in writing:

8.1 Seller shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Seller and Stockholder contained herein, and all schedules and instruments delivered pursuant to this agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

8.2 All action (including notifications and filings) that shall be required to be taken by Seller and Stockholder in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained.

8.3 No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no action, suit, proceeding or investigation shall have been instituted or, to the knowledge of the parties, be pending or threatened before any court or other governmental body by any public agency, governmental authority or other person seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement, and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

8.4 Purchaser shall have received from Seller all of the documents and items required to be delivered at Closing as provided in this Agreement.

8.5 As of the Closing Date, there shall have been no material adverse change in the financial, operating or other condition of the Purchased Assets, nor shall there have occurred any event or circumstance which may reasonably be expected to have a material adverse effect on the financial, operating or other condition of the Purchased Assets.

8.6 Purchaser shall have entered into an exclusive carrier agreement with Seller with respect to the supply of telecommunications services with a term of no less than two years and substantially in the form of Exhibit “F” attached hereto and by this reference made a part hereof (the “Carrier Agreement”).

8.7 Seller shall have delivered, or caused to be delivered, to Purchaser the Leases.

8.8. Seller shall have delivered, or caused to be delivered, to Purchaser terminations of those UCC financing statements set forth in Schedule 8.8 attached hereto and by this reference made a part hereof.

8.9 Seller shall have delivered, or caused to be delivered, to Purchaser dismissals with prejudice (as to Seller and Stockholder, as applicable) of those law suits described in Schedule 8.9 attached hereto and by this reference made a part hereof.

9. Conditions to Seller’s Obligations. Notwithstanding anything contained in this Agreement to the contrary, the obligations of Seller to consummate the transactions contemplated hereby shall be subject to and specifically conditioned upon the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Seller may waive in writing:

9.1 Purchaser shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Purchaser contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

9.2 All action (including notifications and filings) that shall be required to be taken by Purchaser in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained.

9.3 No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no action, suit, proceeding or investigation shall have been instituted or, to the knowledge of the parties, be pending or threatened before any court or other governmental body by any public agency, governmental authority or other person seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement, and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

9.4 Seller shall have received from Purchaser all of the documents and other items required to be delivered at Closing as provided in this Agreement.

9.5 Seller shall have received all third party consents necessary to transfer the Purchased Assets in accordance with this Agreement.

9.6 Seller shall have entered into the Carrier Agreement.

10. Survival and Indemnification.

10.1 The representations, warranties, covenants and agreements of Seller, Purchaser and Stockholder contained herein or in any schedules, exhibits or other documents delivered in connection with this Agreement shall survive the Closing without limitation as to time, unless the covenant or agreement specifies a term, or unless the term of the covenant or agreement is limited by law, in which case such covenant or agreement shall survive until the expiration of such specified term, notwithstanding any investigation made by or on behalf of Seller, Purchaser or Stockholder.

10.2 From and after the Closing Date, Seller, Stockholder and Purchaser, as the case may be, shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the “Indemnified Party”) from and against any and all claims, losses, liabilities and damages, suits, proceedings, actions, investigations, penalties, costs and expenses, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel (whether suit is instituted or not and, if instituted, whether at the trial or appellate level), incurred by either of them (collectively, the “Claims”, or singly, a “Claim”) arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, or representation or warranty contained herein or in any instrument or certificate delivered pursuant hereto, or in the case of Seller and Stockholder, any Claim arising from any action prior to the Closing Date, by the party against whom indemnification is sought (the “Indemnifying Party”).

10.3 The Indemnified Party shall promptly notify the Indemnifying Party in writing of any Claim for indemnification, specifying in detail the basis of such Claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the Claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such Claim.

10.4 If any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in claims against an Indemnified Party pursuant to any indemnification provisions of this Agreement, then, in any such event, promptly after notice by the Indemnified Party (the “Notice”) to the Indemnifying Party of such demand, claim or lawsuit (provided, however, that the failure to give such Notice shall not relieve the Indemnifying Party of its obligations hereunder unless, and only to the extent that, such failure caused the damages for which the Indemnifying Party is obligated to be greater than they would otherwise have been had the Indemnified Party given prompt notice hereunder), the Indemnifying Party shall have the option, at its cost and expense, to retain counsel for the Indemnified Party (which counsel shall be selected by or be reasonably satisfactory to the Indemnified Party), to defend any such demand, claim or lawsuit. Thereafter, the Indemnified Party shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party or if the Indemnifying Party proposes that the same counsel represent both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnified Party shall have the right to retain its own counsel at the cost and expense of the Indemnifying Party. If the Indemnifying Party fails to respond within ten days after receipt of the Notice, the Indemnified Party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnifying Party.

10.5 With regard to Claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon a current basis and upon receipt of such invoices and other supporting documentation as it may reasonably request.

10.6 The right to indemnification contained in this Section 10 shall not be subject to set-off against other claims for indemnification, whether or not arising from the same event giving rise to any claim for indemnification. Any such indemnification payments hereunder shall be sufficient so that, after considering the tax, timing and other effects of the Claims in question, the Indemnified Party will be restored to the same after-tax position as it would have been in had the Claims not been incurred, imposed upon or asserted against the Indemnified Party.

10.7 An Indemnifying Party shall be subrogated to all rights and causes of action of the Indemnified Party pertaining to an indemnified Claim and the matters from which it arose, upon payment in full by the Indemnifying Party of the Claim with respect to which indemnity is sought, and the Indemnified Party shall execute such documents and take such other actions as shall be reasonably requested by the Indemnifying Party to effectuate such subrogation.

11. Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto will pay, except as otherwise provided herein, its respective expenses, income and other taxes, and costs (including without limitation, the fees, disbursements and expenses of attorneys, accountants and consultants) incurred by it in negotiating, preparing, closing and carrying out this Agreement and the transactions contemplated by this Agreement.

12. Public Announcements. Seller and Purchaser shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

13. Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder must be in writing and, except as otherwise specified in writing, will be deemed to have been duly given when personally delivered or facsimile transmitted, or three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, as follows:

If to Seller:

Mundo Express of NY, Ltd.

C/o Talk Visual Corporation

3550 Biscayne Boulevard, Suite 706

Miami, Florida 33137

Facsimile: (305) 572-0576

Telephone: (305) 710-4868

Attention: Harley L. Rollins

— with a copy to —

Adorno & Yoss, P.A.

2601 S. Bayshore Drive, Suite 1600

Miami, Florida 33133

Facsimile: (305) 858-4777

Telephone: (305) 858-5555

Attention: Dennis J. Olle, Esq.

If to Purchaser:

Mateo Express, Inc.

9 East 40th Street, 13th Floor

New York, New York 10016

Facsimile: (212) 725-4463

Telephone: (212) 725-4444

Attention: Dr. Leo Matos Garcia

— with a copy to —

Howe, Robinson & Watkins, LLP

501 Brickell Key Drive, Suite 504

Miami, Florida 33131

Facsimile: (305) 377-1422

Telephone: (305) 377-1274

Attention: Nicolas J. Watkins, P.A.

If to Stockholder:

Talk Visual Corporation

3550 Biscayne Boulevard, Suite 706

Miami, Florida 33137

Facsimile: (305) 572-0576

Telephone: (305) 710-4868

Attention: Harley L. Rollins

— with a copy to —

Adorno & Yoss, P.A.

2601 S. Bayshore Drive, Suite 1600

Miami, Florida 33133

Facsimile: (305) 858-4777

Telephone: (305) 858-5555

Attention: Dennis J. Olle, Esq.

or to such other addresses or facsimile numbers as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section) to the other.

14. Entire Agreement. This Agreement, along with all exhibits and schedules thereto, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

15. Benefits; Binding Effect; Assignment. This Agreement is for the benefit of and binding upon the parties hereto, their respective successors and, where applicable, assigns. Neither party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other party.

16. Waiver. No waiver of any of the provisions of this Agreement will be deemed to constitute or will constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

17. Parties to Agreement. The parties hereto hereby expressly acknowledge and agree that (i) like Seller, Stockholder shall benefit from the performance of the terms, conditions and covenants to be performed by Stockholder, Seller and Purchaser pursuant to this Agreement, and (ii) the representations, warranties and covenants of Stockholder contained in this Agreement are being provided by Stockholder in order to induce Purchaser to enter into the Agreement. The parties hereto hereby expressly acknowledge and agree further that for these reasons, and by entering into this

Agreement, Stockholder and Seller acknowledge and agree that Stockholder has received, and will receive, valuable and sufficient consideration for its representations, warranties and covenants contained in this Agreement.

18. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

19. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

20. Litigation. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney fees, paralegal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Any such legal action shall be brought in courts of competent jurisdiction in Miami-Dade County, Florida.

21. Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

22. Equitable Remedies. Seller acknowledges and agrees that Purchaser will not have an adequate remedy at law in the event of any breach by Seller of this Agreement and that, therefore, Purchaser shall be entitled, in addition to any other remedies which may be available to it, to injunctive and/or other equitable relief to prevent or remedy a breach, with the posting of any bond in connection therewith being hereby waived.

23. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Florida.

24. Termination. Should any of the conditions precedent to Purchaser’s obligations to perform fail to be met, on or before the Closing Date, then, and in such event, Purchaser may elect to (i) close the transaction notwithstanding such failure of the conditions or (ii) terminate this contract and receive all monies paid to Seller.

25. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The specifications of any dollar amount in the representations and warranties or otherwise in this Agreement is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter(whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

26. Additional Agreements.

26.1 Access to Records. Seller shall, upon reasonable notice and during normal business hours, make available to Purchaser and its authorized representatives those books and records concerning the Purchased Assets which are in the possession or control of Seller or its stockholder(s).

26.2 Seller’s Accounts Receivable. Purchaser and Seller acknowledge that Purchaser is not acquiring any interest in the accounts receivable of Seller (the “Accounts”). From and after the Closing Date, Purchaser shall permit Seller to continue to devote a portion of its business time to the collection of the Accounts, and Purchaser shall cooperate with Seller in connection with its collection efforts. Purchaser shall promptly pay over to Seller any amounts received by it in payment of Accounts, including amounts received by it from obligors of Seller which are not tendered in payment of outstanding invoices of Purchaser for products sold to any such obligors. Purchaser shall not be obligated to assist Seller in collecting the Accounts, but may provide reasonable assistance upon the request of Seller, provided that if Purchaser elects to provide such assistance, it shall not be required to incur costs in assisting Seller in collecting and receiving the Accounts and shall be indemnified and reimbursed for any costs or other liabilities incurred in connection therewith.

26.3 Further Assurances. From time to time after the date of this Agreement and the Closing Date, each party shall execute and deliver such other instruments and documents and shall take such other actions as the other party may reasonably request to effectuate the transactions contemplated by this Agreement.

26.4 Operations Prior to Closing. Prior to the Closing Date, Seller or Stockholder shall not sell, transfer, encumber or otherwise dispose of, or enter into negotiations for the sale, transfer, encumbrance or other disposition of, any of the Purchased Assets or any interest in Seller, other than in the ordinary course of business, consistent with prior practice, and with the prior consent of Purchaser. Prior to the Closing, Seller and Stockholder shall operate the Business in such fashion as to maximize the value of the Purchased Assets to Purchaser, and shall otherwise conduct the Business in the ordinary course, consistent with prior practice.

26.5 Noncompetition.

(a) For a period of three (3)years after the Closing Date, Seller and each of its stockholders shall not engage, in either or both of the States of New York and New Jersey alone or in association with others, as principal, officer, agent, employee, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital, lending of money or property (excluding the sale of telecommunications services), in any business which is engaged in by Purchaser or any of its direct or indirect parents, subsidiaries or other affiliates (collectively, “Affiliates”). During the same period, Seller and each of its stockholders shall not, directly or indirectly, on their own behalf or on behalf of any other person, (i) call upon, accept business from or solicit the business of any person (natural or otherwise) at rates cheaper or more favorable than those provided to Purchaser pursuant to the Carrier Agreement, who is or was a supplier or customer of Purchaser or an Affiliate, or otherwise divert or attempt to divert any business from Purchaser or an Affiliate, or (ii) recruit or otherwise solicit or induce any person who is an employee or consultant of Purchaser or an Affiliate to terminate his or her employment or other relationship with Purchaser or such Affiliate; provided that, however, such person is one of those individuals employed by Purchaser upon the closing of the transaction contemplated by this Agreement. Nothing contained in this Section 26.5 shall prohibit stockholders from owning in the aggregate 5% or less of the voting securities of any corporation if the securities are registered under the Securities Exchange Act of 1934. To the extent that any of the covenants and agreements in this section should be found unreasonable, a lesser, reasonable restriction may be enforced against Seller and Stockholder.

(b) Seller and Stockholder acknowledge and agree that Purchaser will suffer irreparable loss, damage and injury if Seller or Stockholder should breach or violate any of the covenants and agreements contained in this Section 26.5; that such covenants and agreements are made in consequence of and as an inducement to Purchaser to consummate the transactions contemplated in this Agreement and to protect and preserve to Purchaser the benefit of the acquisition of the Purchased Assets; and that each of such covenants and agreements is reasonable and necessary to protect and preserve the benefits to Purchaser of the acquisition of the Purchased Assets. Accordingly, in addition to all of the remedies provided at law or in equity, Purchaser shall be entitled to both preliminary and permanent injunctions against Seller and Stockholder and to other equitable relief to prevent a breach or contemplated breach by Seller or Stockholder of any of the covenants and agreements contained in this Section 17.5, and the existence of any claim, demand, action or cause of action of Seller or Stockholder against Purchaser shall not constitute a defense to the enforcement by Purchaser of any of such covenants or agreements. Purchaser shall be entitled to receive from Seller and Stockholder reimbursement for its reasonable attorneys’ fees and expenses incurred in enforcing these provisions. Seller and Stockholder acknowledge and declare that it is impossible to measure in money the damages that will accrue to Purchaser by reason of the failure of any of them to perform any of their respective obligations under this Agreement. Therefore, if Purchaser shall institute any action or proceeding to enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives the claim or defense that there is an adequate remedy at law and such party shall not urge in any action or proceeding the claim or defense that such remedy at law exists.

(c) The agreements not to compete and other covenants contained in this Section 26 are made in consideration of the payment by Purchaser of $25,000 to Seller as a part of the Purchase Price, which Purchaser, Seller and Stockholder acknowledge to be fair and reasonable compensation for such agreements and covenants arrived at through arms-length negotiations among the parties. The parties shall make all tax reports, returns and claims and other statements consistent with the foregoing agreement.

26.6 No Brokers or Finders. Neither Purchaser, Seller nor Stockholder has engaged or is obligated to any broker or finder in connection with the transactions contemplated by this Agreement, and each party shall indemnify and hold harmless the other parties from all commissions and finders’ fees which the other parties may incur as a result of a party’s breach of this provision.

26.7 Best Efforts. Pending the Closing, each party shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all action and to do or cause to be done all things necessary or advisable to consummate the transactions contemplated by this Agreement, including the satisfaction of the conditions to each party’s obligations hereunder.

26.8 Management of Business. The parties hereby acknowledge and agree that it is not or will not be possible to satisfy all of the conditions required to close the transaction contemplated by this Agreement before August 1, 2003. Accordingly, during the period from August 1, 2003, until the date that all of the conditions to Closing have been fully satisfied and performed by the parties hereto, Purchaser and Seller hereby agree that they shall enter into an agreement pursuant to Purchaser shall manage the Business on behalf of Seller upon terms and conditions to be agreed upon by Seller and Purchaser in writing.

[Signatures Begin On Following Page]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

PURCHASER:

Mateo Express, Inc.

By:
Name:
Title:

SELLER:

Mundo Express of NY, Ltd.

By:
Harley L. Rollins, President &
Chief Executive Officer

STOCKHOLDER:

Talk Visual Corporation

By:
Harley L. Rollins, President &
Chief Executive Officer

EXHIBIT “A”

BUSINESS LOCATIONS

1.	133 Post Avenue, New York, New York 10034

2.	The North Store, 1352 St. Nicholas Avenue, New York, New York 10033

3.	2701 Bergenline Avenue, Union City, New Jersey 07087

4.	6224 Bergenline Avenue, West New York, New Jersey 07087

5.	91-09 37th Avenue , Jackson Heights, New York 11372

6.	147-22 Hillside Avenue, Jamaica, New York 11435

7.	4115 Bergenline Avenue, Union City, New Jersey 07087

8.	97-08 Rooevelt Avenue, Corona, New York 11368

EXHIBIT “B”

ASSETS

The Assets shall include without limitation all of the items in the following categories:

(a) All equipment and machinery related to the Business, as well as all related parts or equipment designated for use in or associated with this equipment;

(b) Ownership and rights to all intellectual property including all present and future trademarks, trade dress, trade names, fictitious names, copy, marketing/advertising designs, e-mail addresses and domain names, in all forms and languages, related to the Business in general that are owned or applied for by the Seller;

(c) All of Seller’s past or present business files or records (active or inactive) related to the Business, including, but not limited to, appropriate financial records, corporate records and minutes, correspondence, inquiries, contracts, agreements, letters of intent, customer lists, publications, and forms;

(d) Any and all inventories related to the Business;

(e) Office furniture, fixtures, equipment and supplies, including computers and software, as well as the rights to all communication numbers and addresses (e.g., telephone, facsimile, toll-free, e-mail, web sites, domain names) and all other tangible property used in the Business and described in the inventories set forth in Appendix “A” attached hereto and by this reference made a part hereof;

(f) All right, title and interest of Seller in and to all contracts, leases, contractual rights, intangibles, operating certificates and other applicable regulatory authorizations, permits or licenses, accounts, approvals of and registrations with any governmental or regulatory bodies that are necessary or desirable in connection with the conduct of the Business, in whatever form and wherever located;

(g) The name “Mundo Express” and all variants thereof, and all other names used in connection with the operation of the Business;

(h) the goodwill of the Business; and

(i) all other assets, properties, rights and business of every kind and nature owned by Seller or in which Seller has an interest as of the Closing Dates which relate to the Business, known or unknown, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this

Agreement, other than the Excluded Assets. In confirmation of the foregoing sale, assignment and transfer, Seller shall execute and deliver to Purchaser at the Closing a bill of sale in form and substance satisfactory to Purchaser.

EXHIBIT “C”

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Mundo Express of NY, Ltd., a New York corporation, and Talk Visual Corporation, a Nevada corporation (collectively, jointly and severally, “Seller”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to it in hand paid by Mateo Express, Inc., a New York corporation (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, set over, assigned, transferred, delivered and conveyed and by these presents does hereby grant, bargain, sell, set over, assign, transfer, deliver and convey unto Purchaser, its successors and assigns, that personal property (“Personal Property”) more particularly described in Schedule A attached hereto and by this reference incorporated herein.

AND, the Seller does hereby covenant with and to Purchaser, Purchaser’s successors and assigns that (i) the Seller is the lawful owner of the Personal Property; (ii) the Personal Property is free from all encumbrances; (iii) the Seller has good right to sell the Personal Property; and (iv) the Seller does hereby fully warrant and will defend title to the Personal Property unto Purchaser, its successors and assigns forever, against the lawful claims and demands of all persons whomsoever.

TO HAVE AND TO HOLD the Personal Property, together with all of Seller’s rights, titles and interests appurtenant thereto, unto Purchaser, its successors and assigns forever.

[signatures are inserted on next page]

IN WITNESS WHEREOF, Seller has caused these presents to be executed by their duly authorized officers as of the          day of             , 2003.

SELLER:

Mundo Express of NY, Ltd.,
a New York corporation

By:
Harley L. Rollins, President &
Chief Executive Officer

Talk Visual Corporation,
a New York corporation

By:
Harley L. Rollins, President &
Chief Executive Officer

STATE OF _ _	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of                     , 2003 by Harley L. Rollins, as President & Chief Executive Officer of both Mundo Express of NY, Ltd., a New York corporation, and Talk Visual Corporation, a Nevada corporation, on behalf of both corporations, who is personally known by me or who has produced as identification.

Notary Public,
Print Name:
My Commission No.:
My Commission Expires:

EXHIBIT “D”

ASSIGNMENT OF MISCELLANEOUS PROPERTY

THIS ASSIGNMENT OF MISCELLANEOUS PROPERTY is made as of this          day of                 , 2003 by and between Mundo Express of NY, Ltd., a New York corporation, and Talk Visual Corporation, a Nevada corporation (collectively, jointly and severally, “Assignor”), and Mateo Express, Inc., a New York corporation (“Assignee”), pursuant to that Asset Purchase Agreement dated the          day of                     , 2003, by and between Assignor, as Seller, and Assignee, as Purchaser, for the sale and purchase of certain of Assignor’s assets relating to the business of international freight forwarding (the “Agreement”).

KNOW ALL MEN BY THESE PRESENTS that Assignor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby absolutely and unconditionally grant, bargain, sell, transfer, and assign unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the following:

[insert description of property to be assigned].

AND, Assignor agrees to execute such further instruments as may be reasonably required to effectuate the purpose and intent of this Assignment of Miscellaneous Property.

[signatures are inserted on next page]

IN WITNESS WHEREOF, the Assignor has executed this Assignment of Miscellaneous Property as of the date first above written.

ASSIGNOR:

Express of NY, Ltd.,
a New York corporation

By:
Harley L. Rollins, President &
Chief Executive Officer

Talk Visual Corporation,
a New York corporation

By:
Harley L. Rollins, President &
Chief Executive Officer

STATE OF _ _	)
)
COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of                     , 2003 by Harley L. Rollins, as President & Chief Executive Officer of both Mundo Express of NY, Ltd., a New York corporation, and Talk Visual Corporation, a Nevada corporation, on behalf of both corporations, who is personally known by me or who has produced as identification.

Notary Public,
Print Name:
My Commission No.:
My Commission Expires:

EXHIBIT “E”

AFFIDAVIT

STATE OF	)
)
COUNTY OF	)

BEFORE ME, the undersigned authority, personally appeared Harley L. Rollins, who, being by me first duly sworn, deposes and says that:

1. He is the President and Chief Executive Officer of both Mundo Express of NY, Ltd., a New York corporation, and Talk Visual Corporation, a Nevada corporation (collectively, jointly and severally, “Seller”), and he is duly authorized to make the statements contained herein.

2. The Purchased Assets (as such term is defined in that Asset Purchase Agreement dated                     , 2003, by and between Mateo Express, Inc., a New York corporation, as Purchaser, Mundo Express of NY, Ltd., a New York corporation, as Seller, and Talk Visual Corporation, a Nevada corporation, as Stockholder (the “Asset Purchase Agreement”), are free and clear of any and all debts, liabilities, obligations, taxes, liens and encumbrances of any nature, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against in the balance sheets, books of account and records of the Seller.

3. This Affidavit is given to induce Mateo Express, Inc., a New York corporation, to purchase the Purchased Assets pursuant to the Asset Purchase Agreement.

FURTHER AFFIANT SAYETH NAUGHT

Harley L. Rollins

[notary paragraph on next page]

SWORN TO AND SUBSCRIBED before me this          day of                 , 2003, by Harley L. Rollins, President & Chief Executive Officer of both Mundo Express of NY, Ltd., a New York corporation, and Talk Visual Corporation, a Nevada corporation, who is personally known by me or who has produced as identification.

Notary Public,
Print Name:
My Commission No.:

EXHIBIT “F”

CARRIER AGREEMENT

[to be inserted]

Schedule 3

Allocation of Purchase Price

Equipment and Other Personal Property:	$60,000.00
Goodwill:	$150,000.00

Schedule 5.7

List of Authorizations and Consents

Occupational Licenses

[not to be transferred pursuant to this Agreement]

Telecommunications License

[not to be transferred pursuant to this Agreement]

Money Transfer License

 [not to be transferred pursuant to this Agreement]

Contract for Money Orders (Western Union)

[account will be maintained by Seller and/or Stockholder for benefit of Purchaser]

Schedule 5.11

UCC Financing Statements

All of the personal property described in the following UCC financing statements is owned and used by Stockholder in the usual course of its business and none of such personal property is included in the Purchased Assets to be conveyed hereunder:

1.	UCC Financing Statement Filed 9/18/02 Under File No. 2002024827-6, Office of Secretary of Nevada (Secured Party: Sidney Dulman).

2.	UCC Financing Statement Filed 12/24/01 Under File No. 20001024553-1, Office of Secretary of State, Nevada (Secured Party: Colonial Pacific Leasing/Balboa Capital).

3.	UCC Financing Statement Filed 11/19/01 Under File No. 2001011611-2, Office of Secretary of State, Nevada (Secured Party: Sunrise Leasing Corporation).

4.	UCC Financing Statement Filed 11/9/01 Under File No. 2001010763-2, Office of Secretary of State, Nevada (Secured Party: Balboa Capital), as assigned to Colonial Pacific Leasing pursuant to that UCC Financing Statement Filed 12/4/01 Under File No. 2001012604-8, Office of Secretary of State, Nevada .

5.	UCC Financing Statement Filed 9/16/02 in Official Records Book 20658, page 2098, of the Public Records of Miami-Dade County, Florida (Secured Party: Sidney Dulman).

6.	UCC Financing Statement Filed 11/20/00 Under File No. 200000263667, Office of Secretary of State, Florida (Secured Party: World Access – NACT Switching Division).

7.	UCC Financing Statement Filed 10/11/01 Under File No. 200190109171, Office of Secretary of State, Florida (Secured Party: Sunrise Leasing Corporation).

8.	UCC Financing Statement Filed 11/9/01 Under File No. 200190331516, Office of Secretary of State, Florida (Secured Party: Balboa Capital), assigned to Colonial Pacific Leasing pursuant to that UCC Financing Statement Filed 11/30/01 Under File No. 200190456483, Office of Secretary of State, Florida.

9.	UCC Financing Statement Filed 12/26/01 Under File No. 200190634519, Office of Secretary of State, Florida (Secured Party: Colonial Pacific Leasing).

10.	UCC Financing Statement Filed 9/12/02 Under File No. 20020214530, Office of Secretary of State, Florida (Secured Party: Sidney Dulman).

Schedule 8.8

UCC Financing Statements

At Closing Seller shall have delivered, or caused to be delivered, to Purchaser terminations of the following UCC financing statements:

1.	UCC Financing Statement Filed 9/18/02 Under File No. 002039, Hudson County, New Jersey (Secured Party: Sidney Dulman).

2.	UCC Financing Statement Filed 9/13/02 Under File No. 21219474, Department of Treasury – Division of Revenue, New Jersey (Secured Party: Sidney Dulman).

3.	UCC Financing Statement Filed 9/13/02 Under File No. 209011, New York (Secured Party: Sidney Dulman).

4.	UCC Financing Statement Filed 9/18/02 Under File No. 002038, Hudson County, New Jersey (Secured Party: Sidney Dulman).

5.	UCC Financing Statement Filed 9/13/02 Under File No. 209015, New York (Secured Party: Sidney Dulman).

6.	UCC Financing Statement Filed 9/13/02 Under File No. 212194750 Department of Treasury – Division of Revenue, New Jersey (Secured Party: Sidney Dulman).

Schedule 8.9

Law Suits

At Closing Seller shall have delivered, or caused to be delivered, to Purchaser dismissals with prejudice (as to Seller and Stockholder) from the following law suits:

1.	Montesino Et Al vs. 2004-2006 Bergenline Avenue Co., Et Al, Case No. L 003951 02, Filed 6/12/02, Hudson County, New Jersey.

2.	Dulman vs. Talk Visual Corporation, Case No. 2003-1181-CA, Filed 1/15/03, Miami-Dade County, Florida.

3.	Yak Communications (USA), Inc. vs. Talk Visual Corporation, Case No. 2003-690-CA, Filed 1/9/03, Miami-Dade County, Florida.

Appendix A

Inventories of Furniture, Equipment, etc.

[to be inserted]